Exhibit 99.1
450 Lexington Avenue : New York, NY 10017 : 800.468.7526

For Immediate Release

CONTACT:
Stacy Slater
Senior Vice President, Investor Relations
800.468.7526
stacy.slater@brixmor.com

BRIXMOR PROPERTY GROUP REPORTS SECOND QUARTER 2024 RESULTS
- Continued to Deliver Record Operating Metrics -

- Increased Nareit FFO and Same Property NOI Growth Expectations For 2024 -

- Announced Executive Promotions -

NEW YORK, JULY 29, 2024 - Brixmor Property Group Inc. (NYSE: BRX) (“Brixmor” or the “Company”) announced today its operating results for the three and six months ended June 30, 2024. For the three months ended June 30, 2024 and 2023, net income was $0.23 per diluted share and $0.19 per diluted share, respectively, and for the six months ended June 30, 2024 and 2023, net income was $0.52 per diluted share and $0.56 per diluted share, respectively.

Key highlights for the three months ended June 30, 2024 include:
•Executed 1.4 million square feet of new and renewal leases, with record rent spreads on comparable space of 27.7%, including 0.6 million square feet of new leases, with rent spreads on comparable space of 50.2%
•Sequentially increased total leased occupancy to a record 95.4%, anchor leased occupancy to a record 97.5%, and small shop leased occupancy to a record 90.8%
◦Commenced $17.0 million of annualized base rent
◦Leased to billed occupancy spread totaled 400 basis points
◦Total signed but not yet commenced lease population represented 2.9 million square feet and $64.7 million of annualized base rent
•Reported an increase in same property NOI of 5.5%, including a contribution from base rent of 380 basis points
•Reported Nareit FFO of $163.8 million, or $0.54 per diluted share
•Stabilized $36.8 million of reinvestment projects at an average incremental NOI yield of 9%, with the in process reinvestment pipeline totaling $509.6 million at an expected average incremental NOI yield of 9%
•Completed $17.3 million of acquisitions and $0.3 million of dispositions
•Issued $400.0 million of 5.750% Senior Notes due 2035

Subsequent events:
•Announced the following executive promotions, effective as of July 24, 2024:
◦Brian T. Finnegan, the Company’s Senior Executive Vice President, Chief Operating Officer has been promoted to President, Chief Operating Officer
◦Steven T. Gallagher, the Company’s Senior Vice President, Chief Accounting Officer and Interim Chief Financial Officer and Treasurer has been promoted to Executive Vice President, Chief Financial Officer and Treasurer
◦Helane G. Stein, the Company’s Senior Vice President, Chief Information Officer has been promoted to Executive Vice President, Chief Information Officer
◦Kevin Brydzinski, the Company’s Senior Vice President, Corporate Accounting & Reporting has been promoted to Senior Vice President, Chief Accounting Officer
•Updated previously provided Nareit FFO per diluted share expectations for 2024 to $2.11 - 2.14 from $2.08 - $2.11 and same property NOI growth expectations for 2024 to 4.25% - 5.00% from 3.50% - 4.25%
i

450 Lexington Avenue : New York, NY 10017 : 800.468.7526

•Completed $23.6 million of acquisitions
•Published the Company's annual Corporate Responsibility Report on July 1, 2024 (view the 2023 report at https://www.brixmor.com/corporate-responsibility)

“As a team, we are very proud of how our balanced, value-add business plan continues to deliver outstanding performance, and importantly, sets us up for continued growth as we advance our purpose of creating and owning centers that are the center of the communities we serve,” commented James Taylor, Chief Executive Officer. “We are also pleased to recognize the contributions of our extraordinary team through the promotions of Brian, Steve, Helane, and Kevin."

FINANCIAL HIGHLIGHTS
Net Income
•For the three months ended June 30, 2024 and 2023, net income was $70.1 million, or $0.23 per diluted share, and $56.4 million, or $0.19 per diluted share, respectively.
•For the six months ended June 30, 2024 and 2023, net income was $159.0 million, or $0.52 per diluted share, and $168.7 million, or $0.56 per diluted share, respectively.

Nareit FFO
•For the three months ended June 30, 2024 and 2023, Nareit FFO was $163.8 million, or $0.54 per diluted share, and $157.1 million, or $0.52 per diluted share, respectively. Results for the three months ended June 30, 2024 and 2023 include items that impact FFO comparability, including transaction expenses, net and gain on extinguishment of debt, net, of $0.3 million, or $0.00 per diluted share, and $4.3 million, or $0.01 per diluted share, respectively.
•For the six months ended June 30, 2024 and 2023, Nareit FFO was $327.2 million, or $1.08 per diluted share, and $308.7 million, or $1.02 per diluted share, respectively. Results for the six months ended June 30, 2024 and 2023 include items that impact FFO comparability, including transaction expenses, net and gain on extinguishment of debt, net, of $0.2 million, or $0.00 per diluted share, and $4.3 million, or $0.01 per diluted share, respectively.

Same Property NOI Performance
•For the three months ended June 30, 2024, the Company reported an increase in same property NOI of 5.5% versus the comparable 2023 period.
•For the six months ended June 30, 2024, the Company reported an increase in same property NOI of 5.7% versus the comparable 2023 period.

Dividend
•The Company’s Board of Directors declared a quarterly cash dividend of $0.2725 per common share (equivalent to $1.09 per annum) for the third quarter of 2024.
•The dividend is payable on October 15, 2024 to stockholders of record on October 2, 2024.

450 Lexington Avenue : New York, NY 10017 : 800.468.7526

PORTFOLIO AND INVESTMENT ACTIVITY
Value Enhancing Reinvestment Opportunities
•During the three months ended June 30, 2024, the Company stabilized seven value enhancing reinvestment projects with a total aggregate net cost of approximately $36.8 million at an average incremental NOI yield of 9% and added five new reinvestment projects to its in process pipeline. Projects added include one anchor space repositioning project, one outparcel development project, and three redevelopment projects, with a total aggregate net estimated cost of approximately $107.8 million at an expected average incremental NOI yield of 9%.
•At June 30, 2024, the value enhancing reinvestment in process pipeline was comprised of 44 projects with an aggregate net estimated cost of approximately $509.6 million at an expected average incremental NOI yield of 9%. The in process pipeline includes 19 anchor space repositioning projects with an aggregate net estimated cost of approximately $95.2 million at an expected incremental NOI yield of 7% - 14%; eight outparcel development projects with an aggregate net estimated cost of approximately $19.9 million at an expected average incremental NOI yield of 11%; and 17 redevelopment projects with an aggregate net estimated cost of approximately $394.5 million at an expected average incremental NOI yield of 9%.
•An in-depth review of an anchor space repositioning project, which highlights the Company's reinvestment capabilities, Florence Plaza - Florence Square (Cincinnati, OH-KY-IN CBSA), can be found at this link: https://www.brixmor.com/blog/creating-value-in-cincinnati.
•Follow Brixmor on LinkedIn for video updates on reinvestment projects at https://www.linkedin.com/company/brixmor.

Acquisitions
•As previously announced, during the three months ended June 30, 2024, the Company acquired West Center, a 42,594 square foot grocery-anchored neighborhood shopping center located immediately adjacent to the Company’s Three Village Shopping Center on Long Island, New York in East Setauket (New York-Newark-Jersey City, NY-NJ-PA CBSA), for $17.3 million. West Center is anchored by Wild by Nature Market (King Kullen) and has compelling near-term leasing and value creation opportunities and, when combined with Three Village Shopping Center, creates optionality for long-term redevelopment and densification.
•Subsequent to June 30, 2024, the Company acquired The Fresh Market Shoppes, an approximately 86,000 square foot grocery-anchored neighborhood shopping center located in Hilton Head Island, South Carolina (Hilton Head Island-Bluffton, SC CBSA), for $23.6 million. The Fresh Market Shoppes is anchored by The Fresh Market and has significant value creation opportunities, including below-market in-place rents. The property is located two miles from the Company's Circle Center property and complements the Company's coastal Carolina portfolio.

Dispositions
•During the three months ended June 30, 2024, the Company generated approximately $0.3 million of gross proceeds on the disposition of two partial properties comprised of 6,702 square feet of gross leasable area.
•During the six months ended June 30, 2024, the Company generated approximately $69.3 million of gross proceeds on the disposition of three shopping centers, as well as two partial properties, comprised of 581,117 square feet of gross leasable area.

CAPITAL STRUCTURE
•On May 28, 2024, the Company's operating partnership, Brixmor Operating Partnership LP, issued $400.0 million aggregate principal amount of 5.750% Senior Notes due 2035. Proceeds will be utilized for general corporate purposes, including repayment of indebtedness.
•At June 30, 2024, the Company had $1.7 billion in liquidity.
•At June 30, 2024, the Company's net principal debt to adjusted EBITDA, current quarter annualized was 5.6x and net principal debt to adjusted EBITDA, trailing twelve months was 5.8x.

450 Lexington Avenue : New York, NY 10017 : 800.468.7526

GUIDANCE
•The Company has updated its previously provided NAREIT FFO per diluted share expectations for 2024 to $2.11 - 2.14 from $2.08 - $2.11 and same property NOI growth expectations for 2024 to 4.25% - 5.00% from 3.50% - 4.25%.
•Expectations for 2024 Nareit FFO:
◦Do not contemplate any additional tenants moving to or from a cash basis of accounting, either of which may result in significant volatility in straight-line rental income
◦Do not include any additional items that impact FFO comparability, which include transaction expenses, net, litigation and other non-routine legal expenses, and gain or loss on extinguishment of debt, net, or any other one-time items
•The following table provides a reconciliation of the range of the Company's 2024 estimated net income to Nareit FFO:

(Unaudited, dollars in millions, except per share amounts)	2024E	2024E Per Diluted Share
Net income	$291 - $300	$0.96 - $0.99
Depreciation and amortization related to real estate	360	1.19
Gain on sale of real estate assets	(17)	(0.06)
Impairment of real estate asset	5	0.02
Nareit FFO	$639 - $648	$2.11 - 2.14

CONNECT WITH BRIXMOR
•For additional information, please visit https://www.brixmor.com;
•Follow Brixmor on:
◦LinkedIn at https://www.linkedin.com/company/brixmor
◦Facebook at https://www.facebook.com/Brixmor
◦Instagram at https://www.instagram.com/brixmorpropertygroup; and
◦YouTube at https://www.youtube.com/user/Brixmor.

CONFERENCE CALL AND SUPPLEMENTAL INFORMATION
The Company will host a teleconference on Tuesday, July 30, 2024 at 10:00 AM ET. To participate, please dial 877.704.4453 (domestic) or 201.389.0920 (international) within 15 minutes of the scheduled start of the call. The teleconference can also be accessed via a live webcast at https://www.brixmor.com in the Investors section. A replay of the teleconference will be available through August 13, 2024 by dialing 844.512.2921 (domestic) or 412.317.6671 (international) (Passcode:13746671) or via the web through July 30, 2025 at https://www.brixmor.com in the Investors section.

The Company’s Supplemental Disclosure will be posted at https://www.brixmor.com in the Investors section. These materials are also available to all interested parties upon request to the Company at investorrelations@brixmor.com or 800.468.7526.

NON-GAAP PERFORMANCE MEASURES
The Company presents the non-GAAP performance measures set forth below. These measures should not be considered as alternatives to, or more meaningful than, net income (calculated in accordance with GAAP) or other GAAP financial measures, as an indicator of financial performance and are not alternatives to, or more meaningful than, cash flow from operating activities (calculated in accordance with GAAP) as a measure of liquidity. Non-GAAP performance measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental financial results to those calculated in accordance with GAAP. The Company’s computation of these non-GAAP performance measures may differ in certain respects from the methodology utilized by other REITs and, therefore, may not be comparable to similarly titled measures presented by such other REITs. Investors are cautioned that items excluded

450 Lexington Avenue : New York, NY 10017 : 800.468.7526

from these non-GAAP performance measures are relevant to understanding and addressing financial performance. A reconciliation of net income to these non-GAAP performance measures is presented in the attached tables.

Nareit FFO
Nareit FFO is a supplemental, non-GAAP performance measure utilized to evaluate the operating and financial performance of real estate companies. Nareit defines FFO as net income (loss), calculated in accordance with GAAP, excluding (i) depreciation and amortization related to real estate, (ii) gains and losses from the sale of certain real estate assets, (iii) gains and losses from change in control, (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity and (v) after adjustments for unconsolidated joint ventures calculated to reflect FFO on the same basis. Considering the nature of its business as a real estate owner and operator, the Company believes that Nareit FFO is useful to investors in measuring its operating and financial performance because the definition excludes items included in net income that do not relate to or are not indicative of the Company’s operating and financial performance, such as depreciation and amortization related to real estate, and items which can make periodic and peer analyses of operating and financial performance more difficult, such as gains and losses from the sale of certain real estate assets and impairment write-downs of certain real estate assets.

Same Property NOI
Same property NOI is a supplemental, non-GAAP performance measure utilized to evaluate the operating performance of real estate companies. Same property NOI is calculated (using properties owned for the entirety of both periods and excluding properties under development and completed new development properties that have been stabilized for less than one year) as total property revenues (base rent, expense reimbursements, adjustments for revenues deemed uncollectible, ancillary and other rental income, percentage rents, and other revenues) less direct property operating expenses (operating costs and real estate taxes). Same property NOI excludes (i) lease termination fees, (ii) straight-line rental income, net, (iii) accretion of below-market leases, net of amortization of above-market leases and tenant inducements, (iv) straight-line ground rent expense, net, (v) income or expense associated with the Company's captive insurance company, (vi) depreciation and amortization, (vii) impairment of real estate assets, (viii) general and administrative expense, and (ix) other income and expense (including interest expense and gain on sale of real estate assets). Considering the nature of its business as a real estate owner and operator, the Company believes that NOI is useful to investors in measuring the operating performance of its portfolio because the definition excludes various items included in net income that do not relate to, or are not indicative of, the operating performance of the Company’s properties, such as lease termination fees, straight-line rental income, net, income or expense associated with the Company’s captive insurance company, accretion of below-market leases, net of amortization of above-market leases and tenant inducements, straight-line ground rent expense, net, depreciation and amortization, impairment of real estate assets, general and administrative expense, and other income and expense (including interest expense and gain on sale of real estate assets). The Company believes that same property NOI is also useful to investors because it further eliminates disparities in NOI by only including NOI of properties owned for the entirety of both periods presented and excluding properties under development and completed new development properties that have been stabilized for less than one year and therefore provides a more consistent metric for comparing the operating performance of the Company's real estate between periods.

Net Principal Debt to Adjusted EBITDA, current quarter annualized & Net Principal Debt to Adjusted EBITDA, trailing twelve months
Net principal debt to adjusted EBITDA, current quarter annualized and net principal debt to adjusted EBITDA, trailing twelve months are supplemental non-GAAP measures utilized to evaluate the performance of real estate companies in relation to outstanding debt. Net principal debt is calculated as Debt obligations, net, calculated in accordance with GAAP, excluding net unamortized premium or discount and deferred financing fees less cash, cash equivalents, and restricted cash. Adjusted EBITDA is calculated as the sum of net income (loss), calculated in accordance with GAAP, excluding (i) interest expense, (ii) federal and state taxes, (iii) depreciation and amortization, (iv) gains and losses from the sale of certain real estate assets, (v) gains and losses from change in control, (vi) impairment write-downs of certain real
v

450 Lexington Avenue : New York, NY 10017 : 800.468.7526

estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, (vii) gain (loss) on extinguishment of debt, net, and (viii) other items that the Company believes are not indicative of the Company's operating performance. Net principal debt to adjusted EBITDA, current quarter annualized and net principal debt to adjusted EBITDA, trailing twelve months are calculated as net principal debt divided by quarterly annualized adjusted EBITDA or trailing twelve month adjusted EBITDA, respectively. Considering the nature of its business as a real estate owner and operator, the Company believes that net principal debt to adjusted EBITDA, current quarter annualized and net principal debt to adjusted EBITDA, trailing twelve months are useful to investors in measuring its operating performance because they exclude items included in net income that do not relate to or are not indicative of the operating performance of the Company’s real estate, are widely known and understood measures of performance, independent of a company's capital structure and items which can make periodic and peer analyses of performance more difficult, and can provide investors with a more consistent basis by which to compare the Company with its peers.

ABOUT BRIXMOR PROPERTY GROUP
Brixmor (NYSE: BRX) is a real estate investment trust (REIT) that owns and operates a high-quality, national portfolio of open-air shopping centers. Its 360 retail centers comprise approximately 64 million square feet of prime retail space in established trade areas. The Company strives to own and operate shopping centers that reflect Brixmor’s vision “to be the center of the communities we serve” and are home to a diverse mix of thriving national, regional and local retailers. Brixmor is a proud real estate partner to over 5,000 retailers including The TJX Companies, The Kroger Co., Publix Super Markets and Ross Stores.

Brixmor announces material information to its investors in SEC filings and press releases and on public conference calls, webcasts and the “Investors” page of its website at https://www.brixmor.com. The Company also uses social media to communicate with its investors and the public, and the information Brixmor posts on social media may be deemed material information. Therefore, Brixmor encourages investors and others interested in the Company to review the information that it posts on its website and on its social media channels.

SAFE HARBOR LANGUAGE
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include, but are not limited to, those described under the sections entitled “Forward-Looking Statements” and “Risk Factors” in our Form 10-K for the year ended December 31, 2023, as such factors may be updated from time to time in our periodic filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at https://www.sec.gov. These factors include (1) changes in national, regional, and local economies, due to global events such as international military conflicts, international trade disputes, a foreign debt crisis, foreign currency volatility, or due to domestic issues, such as government policies and regulations, tariffs, energy prices, market dynamics, general economic contractions, rising interest rates, inflation, unemployment, or limited growth in consumer income or spending; (2) local real estate market conditions, including an oversupply of space in, or a reduction in demand for, properties similar to those in our Portfolio (defined hereafter); (3) competition from other available properties and e-commerce; (4) disruption and/or consolidation in the retail sector, the financial stability of our tenants, and the overall financial condition of large retailing companies, including their ability to pay rent and/or expense reimbursements that are due to us; (5) in the case of percentage rents, the sales volumes of our tenants; (6) increases in property operating expenses, including common area expenses, utilities, insurance, and real estate taxes, which are relatively inflexible and generally do not decrease if revenue or

450 Lexington Avenue : New York, NY 10017 : 800.468.7526

occupancy decrease; (7) increases in the costs to repair, renovate, and re-lease space; (8) earthquakes, wildfires, tornadoes, hurricanes, damage from rising sea levels due to climate change, other natural disasters, epidemics and/or pandemics, civil unrest, terrorist acts, or acts of war, any of which may result in uninsured or underinsured losses; and (9) changes in laws and governmental regulations, including those governing usage, zoning, the environment, and taxes. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in our periodic filings. The forward-looking statements speak only as of the date of this press release, and we expressly disclaim any obligation or undertaking to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise, except to the extent otherwise required by law.
###

CONSOLIDATED BALANCE SHEETS
Unaudited, dollars in thousands, except share information

	As of	As of
	6/30/24	12/31/23
Assets
Real estate
Land	$1,779,106	$1,794,011
Buildings and tenant improvements	8,673,678	8,570,874
Construction in progress	109,735	126,007
Lease intangibles	499,460	504,995
	11,061,979	10,995,887
Accumulated depreciation and amortization	(3,315,103)	(3,198,980)
Real estate, net	7,746,876	7,796,907
Cash and cash equivalents	473,615	866
Restricted cash	1,341	18,038
Marketable securities	21,985	19,914
Receivables, net, including straight-line rent receivables of $195,330 and $180,810, respectively	252,664	278,775
Deferred charges and prepaid expenses, net	169,872	164,061
Real estate assets held for sale	11,048	—
Other assets	53,300	54,155
Total assets	$8,730,701	$8,332,716

Liabilities
Debt obligations, net	$5,375,222	$4,933,525
Accounts payable, accrued expenses and other liabilities	500,293	548,890
Total liabilities	5,875,515	5,482,415

Equity
Common stock, $0.01 par value; authorized 3,000,000,000 shares;
310,472,378 and 309,723,386 shares issued and 301,345,386 and 300,596,394
shares outstanding	3,013	3,006
Additional paid-in capital	3,307,357	3,310,590
Accumulated other comprehensive income (loss)	12,377	(2,700)
Distributions in excess of net income	(467,561)	(460,595)
Total equity	2,855,186	2,850,301
Total liabilities and equity	$8,730,701	$8,332,716

vi

CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited, dollars in thousands, except per share amounts

	Three Months Ended		Six Months Ended
	6/30/24	6/30/23	6/30/24	6/30/23
Revenues
Rental income	$315,587	$309,192	$635,076	$620,322
Other revenues	102	601	854	915
Total revenues	315,689	309,793	635,930	621,237

Operating expenses
Operating costs	36,919	35,705	74,076	71,600
Real estate taxes	36,349	43,712	77,757	88,400
Depreciation and amortization	92,018	88,812	183,236	176,553
Impairment of real estate assets	5,280	16,736	5,280	17,836
General and administrative	29,689	28,514	58,180	57,686
Total operating expenses	200,255	213,479	398,529	412,075

Other income (expense)
Dividends and interest	6,632	57	10,509	72
Interest expense	(53,655)	(47,485)	(105,143)	(96,165)
Gain on sale of real estate assets	1,814	3,857	16,956	52,325
Gain on extinguishment of debt, net	281	4,350	281	4,350
Other	(381)	(685)	(974)	(1,090)
Total other expense	(45,309)	(39,906)	(78,371)	(40,508)

Net income	$70,125	$56,408	$159,030	$168,654

Net income per common share:
Basic	$0.23	$0.19	$0.53	$0.56
Diluted	$0.23	$0.19	$0.52	$0.56
Weighted average shares:
Basic	302,197	300,961	302,120	300,899
Diluted	302,903	302,285	302,796	302,234

vii

FUNDS FROM OPERATIONS (FFO)
Unaudited, dollars in thousands, except per share amounts

	Three Months Ended		Six Months Ended
	6/30/24	6/30/23	6/30/24	6/30/23

Net income	$70,125	$56,408	$159,030	$168,654
Depreciation and amortization related to real estate	90,218	87,806	179,891	174,554
Gain on sale of real estate assets	(1,814)	(3,857)	(16,956)	(52,325)
Impairment of real estate assets	5,280	16,736	5,280	17,836
Nareit FFO	$163,809	$157,093	$327,245	$308,719

Nareit FFO per diluted share	$0.54	$0.52	$1.08	$1.02
Weighted average diluted shares outstanding	302,903	302,285	302,796	302,234

Items that impact FFO comparability
Transaction expenses, net	$(13)	$(37)	$(58)	$(95)
Gain on extinguishment of debt, net	281	4,350	281	4,350
Total items that impact FFO comparability	$268	$4,313	$223	$4,255
Items that impact FFO comparability, net per share	$0.00	$0.01	$0.00	$0.01

Additional Disclosures
Straight-line rental income, net	$7,981	$7,421	$15,536	$11,422
Accretion of below-market leases, net of amortization of above-market leases and tenant inducements	1,810	1,568	3,534	4,236
Straight-line ground rent expense, net (1)	6	8	11	17

Dividends declared per share	$0.2725	$0.2600	$0.5450	$0.5200
Dividends declared	$82,117	$78,154	$164,221	$156,296
Dividend payout ratio (as % of Nareit FFO)	50.1%	49.8%	50.2%	50.6%

(1) Straight-line ground rent expense, net is included in Operating costs on the Consolidated Statements of Operations.

viii

SAME PROPERTY NOI ANALYSIS
Unaudited, dollars in thousands

	Three Months Ended			Six Months Ended
	6/30/24	6/30/23	Change	6/30/24	6/30/23	Change
Same Property NOI Analysis
Number of properties	355	355	—	354	354	—
Percent billed	91.4%	90.5%	0.9%	91.4%	90.5%	0.9%
Percent leased	95.4%	94.2%	1.2%	95.4%	94.2%	1.2%

Revenues
Base rent	$227,524	$219,260		$451,980	$435,478
Expense reimbursements	68,303	69,433		139,536	139,096
Revenues deemed uncollectible	(1,389)	(1,973)		(1,174)	(3,081)
Ancillary and other rental income / Other revenues	5,845	6,126		12,085	11,542
Percentage rents	2,341	1,940		6,575	5,655
	302,624	294,786	2.7%	609,002	588,690	3.5%
Operating expenses
Operating costs	(36,629)	(34,383)		(72,913)	(68,511)
Real estate taxes	(36,525)	(42,947)		(77,454)	(86,316)
	(73,154)	(77,330)	(5.4)%	(150,367)	(154,827)	(2.9)%
Same property NOI	$229,470	$217,456	5.5%	$458,635	$433,863	5.7%

NOI margin	75.8%	73.8%		75.3%	73.7%
Expense recovery ratio	93.4%	89.8%		92.8%	89.8%

Percent Contribution to Same Property NOI Performance:
	Change	Percent Contribution		Change	Percent Contribution
Base rent	$8,264	3.8%		$16,502	3.8%
Revenues deemed uncollectible	584	0.2%		1,907	0.5%
Net expense reimbursements	3,046	1.4%		4,900	1.1%
Ancillary and other rental income / Other revenues	(281)	(0.1)%		543	0.1%
Percentage rents	401	0.2%		920	0.2%
		5.5%			5.7%

Reconciliation of Net Income to Same Property NOI
Net income	$70,125	$56,408		$159,030	$168,654
Adjustments:
Non-same property NOI	(2,195)	(3,247)		(5,032)	(8,754)
Lease termination fees	(959)	(676)		(1,349)	(2,945)
Straight-line rental income, net	(7,981)	(7,421)		(15,536)	(11,422)
Accretion of below-market leases, net of amortization of above-market leases and tenant inducements	(1,810)	(1,568)		(3,534)	(4,236)
Straight-line ground rent expense, net	(6)	(8)		(11)	(17)
Depreciation and amortization	92,018	88,812		183,236	176,553
Impairment of real estate assets	5,280	16,736		5,280	17,836
General and administrative	29,689	28,514		58,180	57,686
Total other expense	45,309	39,906		78,371	40,508
Same property NOI	$229,470	$217,456		$458,635	$433,863

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EBITDA & RECONCILIATION OF DEBT OBLIGATIONS, NET TO NET PRINCIPAL DEBT
Unaudited, dollars in thousands

	Three Months Ended		Six Months Ended
	6/30/24	6/30/23	6/30/24	6/30/23

Net income	$70,125	$56,408	$159,030	$168,654
Interest expense	53,655	47,485	105,143	96,165
Federal and state taxes	655	638	1,366	1,348
Depreciation and amortization	92,018	88,812	183,236	176,553
EBITDA	216,453	193,343	448,775	442,720
Gain on sale of real estate assets	(1,814)	(3,857)	(16,956)	(52,325)
Impairment of real estate assets	5,280	16,736	5,280	17,836
EBITDAre	$219,919	$206,222	$437,099	$408,231

EBITDAre	$219,919	$206,222	$437,099	$408,231
Transaction expenses, net	13	37	58	95
Gain on extinguishment of debt, net	(281)	(4,350)	(281)	(4,350)
Total adjustments	(268)	(4,313)	(223)	(4,255)
Adjusted EBITDA	$219,651	$201,909	$436,876	$403,976

Adjusted EBITDA	$219,651	$201,909	$436,876	$403,976
Straight-line rental income, net	(7,981)	(7,421)	(15,536)	(11,422)
Accretion of below-market leases, net of amortization of above-market leases and tenant inducements	(1,810)	(1,568)	(3,534)	(4,236)
Straight-line ground rent expense, net (1)	(6)	(8)	(11)	(17)
Total adjustments	(9,797)	(8,997)	(19,081)	(15,675)
Cash Adjusted EBITDA	$209,854	$192,912	$417,795	$388,301

(1) Straight-line ground rent expense, net is included in Operating costs on the Consolidated Statements of Operations.

Reconciliation of Debt Obligations, Net to Net Principal Debt
	As of
	6/30/24
Debt obligations, net	$5,375,222
Less: Net unamortized premium	(15,681)
Add: Deferred financing fees	28,912
Less: Cash, cash equivalents and restricted cash	(474,956)
Net Principal Debt	$4,913,497

Adjusted EBITDA, current quarter annualized	$878,604
Net Principal Debt to Adjusted EBITDA, current quarter annualized	5.6x

Adjusted EBITDA, trailing twelve months	$841,907
Net Principal Debt to Adjusted EBITDA, trailing twelve months	5.8x

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